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                                                                    Exhibit 99.1

[LOGO]      ENCOMPASS(SM)
       ALL SYSTEMS GO(SM)

                                                    Encompass Services
                                                    Corporation
                                                    3 Greenway Plaza, Suite 2000
                                                    Houston, Texas 77046
                                                    Phone: 713-860-0100
                                                    Fax: 713-960-8036
                                                    encompass.com

News Release

                     ENCOMPASS FILES PLAN OF REORGANIZATION

           New Company Will Focus Exclusively on Residential Services

HOUSTON, March 6, 2003 - Encompass Services Corporation announced today that it has taken a significant step toward completion of its restructuring by filing its Joint Plan of Reorganization and Disclosure Statement with the United States Bankruptcy Court for the Southern District of Texas.

The plan contemplates that the Residential Services Group of Encompass, which specializes in installing and servicing heating, ventilation and air conditioning (HVAC) and plumbing systems in newly constructed and existing homes, will be reorganized as a new entity. The new company will be headquartered in Dayton, Ohio, with operations in nine states.

The plan of reorganization is supported by an investment from Wellspring Capital Management, a New York-based private equity firm. The agreement will result in Wellspring and the Residential Services Group management team owning all outstanding shares of the new entity established to carry forward the business.

"Upon confirmation of the reorganization plan, our new company will be focused exclusively on residential services," said Eric Salzer, who is the designated Chief Executive Officer of the new organization. "We see tremendous potential for developing this business going forward."

"Upon confirmation of the plan, the new company will be positioned for solid growth and profitability with a well-financed balance sheet," said Carl Stanton, Partner, Wellspring Capital Management. "This business has an experienced management team, a diversified customer base and a proven financial track record. We are excited to be associated with the Residential Services Group."

Encompass stated that it has completed the sale of substantially all of the Company's assets outside of the Residential Services Group during the pendency of the case.

"We are pleased to be submitting this plan to the Court," said Michael F. Gries, Chief Restructuring Officer of Encompass Services Corporation. "We have made significant progress with our restructuring efforts in a short period. We expect to emerge from Chapter 11 in the second quarter of 2003."

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Hearings on the approval of the Disclosure Statement and confirmation of the
Plan are tentatively scheduled for April 9, 2003 and May 21, 2003, respectively.

The full text of the draft Joint Plan of Reorganization and Disclosure Statement is available at www.encompass.com and, following the filing of these documents with the Securities and Exchange Commission, will be available at the SEC's website at www.sec.gov.

About the Residential Services Group
The Residential Services Group provides heating, ventilation and air conditioning (HVAC), plumbing and other contracting services primarily in single family, low-rise multifamily housing units and small commercial buildings. Its services include new installation and maintenance, repair and replacement work. The Residential Services Group has approximately 2,300 employees.

About Wellspring Capital Management LLC
Wellspring Capital Management LLC is a New York-based private equity firm. The firm is focused on acquiring companies where it can realize substantial value by contributing management expertise, innovative operating and financing strategies, and capital. For additional information, visit www.wellspringcapital.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. The Company can give no assurance that such expectations will prove to be correct. Factors that could cause the Company's results to differ materially from current expectations include: failure of the Company's senior lenders or other constituencies to approve the plan of reorganization; failure by the Company's vendors to maintain existing credit terms; failure of the Company to consummate the plan of reorganization; failure of the Company's customers to make payment on their normal terms; the level of demand for its services by multi-site customers; the level of interest rates, which affects demand for the Company's services and its interest expense; the potential impact of any acquisition, disposition, merger, joint venture or any other significant financial transactions that could occur in the future; working capital requirements; general economic conditions; as well as other factors listed in the Company's Form 10-K for the year ended December 31, 2001, as amended, and its most recent Form 10-Q.

Contacts:
Andy Brimmer / Laura Smith
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

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